SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024

Quality Industrial Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800)-706-0806

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on January 18, 2023, and as amended on July 27, 2023, Quality Industrial Corp. (the “Company”) entered into a stock purchase agreement (the “QI Purchase Agreement”) with Gerab National Enterprises LLC and Mr. Saseendran Kodapully Ramakrishnan, (together, the “QI Shareholders”) of Quality International Co Ltd FZC, a United Arab Emirates company (“Quality International” or “QI”), in order to purchase 52% of the shares of Quality International (the “QI Shares”) from the QI Shareholders. On July 27, 2023, Quality International entered into a short-term loan agreement (the “Loan Agreement”) with Mahavir Investments Limited (“Mahavir”). Pursuant to the Loan Agreement, Quality International borrowed an amount of $3 million from Mahavir and Gerab National Enterprises LLC, Mr. Saseendran Kodapully Ramakrishnan, and the Company each signed as co-borrowers under the Loan Agreement.   On August 21, 2023, the Company entered into a shares subscription and buy-back agreement (the “Subscription Buy-Back Agreement”) with Ilustrato Pictures International Inc. (“ILUS”), the parent of the Company, and Artelliq Software Trading (“Artelliq”). Pursuant to the Subscription Buy-Back Agreement, the Company agreed to issue common shares (the “Subscription Shares”) to Artelliq in exchange for an amount of $2 million paid directly by Artelliq to Quality International. Quality International and Mr. Saseendran Kodapully Ramakrishnan, each signed as a guarantor.

During December of 2023, the Company requested information from Quality International, needed by the Company’s investors in connection with the business, including but not limited to, and use of the funds received by Quality International per the transactions described in the preceding paragraph, recent accounts receivable report and specific aged accounts receivable information, as requested by and for the investors to provide additional funding with the purpose of aiding the Company to fulfill its obligations under the QI Purchase Agreement, the Loan Agreement and the Subscription Buy-Back Agreement. Quality International did not provide the specific requested information and on January 17, 2024, Quality International notified the Company of its termination of the QI Purchase Agreement and all related transaction documents. During the month of February and March following Quality International’s communication of January 17, 2024, the Company and QI conducted negotiations with the intention of restructuring the deal.

On April 1, 2024, after several failed efforts at negotiation, the termination QI Purchase Agreement was accepted and cancelled by the Board of Directors of the Company.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 1, 2024, as a result of the cancellation of the QI Purchase Agreement, the Company’s independent registered public accounting firm, Pipara & Co LLP (“Pipara”), determined that the Company’s audited financial statements as of and for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K, filed with the SEC on May 8, 2023 (the “Original Filing”), need to be restated as such report contains consolidated financial statements reflecting the acquisition of QI. Therefore, the Original Filing should no longer be relied upon, as such report must be restated to show the financial statements of Quality Industrial without QI included.

The Company’s Board of Directors and management have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Pipara.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business Acquired

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K in its annual report on Form 10-K for the year ended December 31, 2023, within the time period required by such filing.

(b)	Pro Forma Financial Information

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

10.1	Stock Purchase Agreement, Quality International Co Ltd FZC, dated January 18, 2023, Incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K filed with the SEC on January 18, 2023.
10.2	Amendment No. 1 to the Share Purchase Agreement, dated as of July 31, 2023, by and between Quality Industrial Corp., Gerab National Enterprises LLC, and Mr. Saseendran Kodapully Ramakrishnan. Incorporated by reference to Exhibit 10.1 on the Current Report on Form 8-K filed with the SEC on August 4, 2023.
10.3	Subscription Buy-Back Agreement, dated as of August 21, 2023, by and between Quality Industrial Corp., Ilustrato Pictures International Inc., Quality International Co Ltd FZC, Mr. Saseendran Kodapully Ramakrishnan and Artelliq Software Trading. Incorporated by reference to Exhibit 10.1 on the Current Report on Form 8-K filed with the SEC on August 25, 2023.
10.4	Guarantee & Indemnity Agreement dated as of August 21, 2023, by and between Quality Industrial Corp., Ilustrato Pictures International Inc., Quality International Co Ltd FZC, Mr. Saseendran Kodapully Ramakrishnan and Artelliq Software Trading. Incorporated by reference to Exhibit 10.2 on the Current Report on Form 8-K filed with the SEC on August 25, 2023.
10.5	Short-Term Loan Agreement dated July 27, 2023, with Mahavir Investments Limited, Incorporated by reference to Exhibit 4.11 on the Form S-1/A filed with the SEC on December 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Industrial Corp.

/s/ John-Paul Backwell
John-Paul Backwell, CEO
Date: April 5, 2024

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